Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-257914 and 333-267149) on Form S-8 of our report dated March 27, 2025, with respect to the consolidated financial statements of Blue Foundry Bancorp.

/s/ KPMG LLP

New York, New York
March 27, 2025